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                                                                   EXHIBIT 10.12


                        BUFFINGTON HARBOR RIVERBOATS, LLC
     Second Amendment To The First Amended and Restated Operating Agreement


THIS AMENDMENT is executed by THE MAJESTIC STAR CASINO, LLC, an Indiana corporation ("Majestic"), and TRUMP INDIANA, INC., a Delaware corporation ("Trump").

WHEREAS Majestic and Trump are the sole members (the "Members") of Buffington Harbor Riverboats, LLC, a Delaware limited liability company (the "LLC").

WHEREAS the LLC is governed by a First Amended and Restated Operating Agreement as executed on October 31, 1995, and as amended on April 23, 1996 (the "Agreement"), constituting a limited liability company agreement under the Delaware Limited Liability Company Act (the "Act").

NOW, THEREFORE, the Members, acting pursuant to the Agreement and Act, hereby amend Section 3.5 by the addition of two new subsections that shall (i) immediately follow Subsection 3.5(c), (ii) be designated as Subsections 3.5(d) and 3.5(e), and (iii) read in their entirety as follows:

          (d) Without limiting the scope of the foregoing provisions of this
          Section 3.5, but subject to Subsection 3.5(e), the LLC shall indemnify and hold harmless each beneficiary referenced in Subsection 3.5(c) in the event, and to the extent, that third-party recourse against the particular beneficiary would have been unavailable to the claimant in the absence of the Limited Agency Agreement to be executed by Majestic, Trump and the LLC.

          (e) Notwithstanding the foregoing provisions of this Section 3.5, no rights under this Section 3.5 shall be invoked if the relevant claim or liability stems from duties solely performed for, and also arises on premises owned and operated by, a person other than the LLC.

EXCEPT TO THE EXTENT recited in this Amendment, the Agreement shall remain unchanged.

THIS AMENDMENT (a) shall be governed by and interpreted and enforced according to Delaware law, and (b) shall be binding upon and inure to the benefit of, and be enforceable by, the Members, the other persons referenced in Subsection 3.5 of the Agreement, and their respective successors.

THE PARTIES HERETO have executed this Amendment on this first day of December 2000.

THE MAJESTIC STAR CASINO, LLC.              TRUMP INDIANA, INC.
By:  Barden Development, Inc., Manager

By:_____________________________            By:___________________________